UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON,  D.C.  20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

 October 3,  2016

Green Plains Inc.

(Exact name of registrant as specified in its charter)

Iowa	001-32924	84-1652107
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

450 Regency Parkway, Suite 400

Omaha, Nebraska

(Address of principal executive offices)

68114

(Zip code)

(402) 884-8700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On October 3, 2016, Green Plains Inc. (“Green Plains”) filed a Current Report on Form 8-K (the “original 8-K”) disclosing that on October 3, 2016, Green Plains acquired all of the issued and outstanding capital stock of SCI Ingredients Holdings, Inc. (“SCI”). SCI is the holding company of Fleischmann’s Vinegar Company, Inc.

In the original 8-K, Green Plains indicated that it expected to file any required historical and pro forma financial statements related to the acquired business by amendment not later than 71 calendar days after the original 8-K was required to be filed. Upon further analysis following completion of the acquisition, Green Plains has determined that the acquired business was not significant under Section 11-01(b) of Regulation S-X and that such historical and pro forma financial statements are therefore not required. Accordingly, Green Plains hereby amends Items 9.01(a) and 9.01(b) of the original 8-K to eliminate the references to the potential subsequent filing of historical financial statements and pro forma financial statements, respectively.

Except as described above and below, all other information in the original 8-K filed on October 3, 2016 remains unchanged.

Item 9.01Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

None.

(b) Pro forma financial information.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Green Plains Inc.
Date: December 8, 2016	By: /s/ Jerry L. Peters Jerry L. Peters Chief Financial Officer (Principal Financial Officer)